 Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contacts	Investor Relations Contacts
Johnson & Johnson	Johnson & Johnson
Bill Price	Louise Mehrotra
732-524-6623	732-524-6491
Stan Panasewicz
Codman & Shurtleff, Inc.	732-524-2524
Kelly Leadem
508-828-3064	Micrus Endovascular
Gordon Sangster, VP, CFO
408-433-1400
Investor Contact
Jody Cain/Bruce Voss
Lippert/Heilshorn & Associates
310-691-7100

Johnson & Johnson Announces Definitive Agreement
To Acquire Micrus Endovascular

Combination of Neurovascular Businesses to Advance the Treatment of Stroke

New Brunswick, N.J. and San Jose, Calif. (July 12, 2010) – Johnson & Johnson (NYSE: JNJ) and Micrus Endovascular Corporation (NASDAQ: MEND), a global developer and manufacturer of minimally invasive devices to address hemorrhagic and ischemic stroke, today announced a definitive agreement whereby Micrus Endovascular will be acquired in a cash for stock exchange.

Under the terms of the agreement, Micrus Endovascular stockholders will receive at closing $23.40 for each outstanding Micrus Endovascular share.  The value of the transaction as of the anticipated closing date is estimated to be approximately $480 million, based upon Micrus Endovascular’s 20.5 million fully diluted shares outstanding.

The boards of directors of Johnson & Johnson and Micrus Endovascular have approved the transaction, which is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, similar regulation in other countries, Micrus Endovascular stockholder approval and other customary closing conditions.

Micrus Endovascular will join Codman & Shurtleff, Inc., the neuro device business of the DePuy Family of Companies within Johnson & Johnson.  Codman and Micrus Endovascular offer innovative and complementary technologies for treating cerebral aneurysms responsible for hemorrhagic stroke.  The Codman neurovascular portfolio includes bare platinum coils, vascular reconstruction devices (VRDs) and access devices.  Micrus Endovascular, solely focused on the neurointerventional market, is a leader in enhanced bioactive coils and a pioneer in the development of new technologies to improve the treatment of ischemic stroke and aneurysms.  The combined business of Codman and Micrus Endovascular will provide a strong suite of solutions for hemorrhagic stroke, with many promising products in development for ischemic stroke.

“The merger represents an important strategic move in the neuro device space for us and a significant step forward in the delivery of technologies for the prevention and treatment of stroke,” said Michael Mahoney, Company Group Chairman for the DePuy Family of Companies.  “Together, Codman and Micrus Endovascular will offer clinicians and their patients a full range of stroke treatments and the potential to impact the condition in ways that could not be realized by either company alone.”

“Stroke is a significant cause of death and disability around the world.  At Micrus Endovascular, we are dedicated to developing innovative approaches to treating stroke and improving the outcomes of people impacted by this condition,” said John Kilcoyne, Chairman and CEO, Micrus Endovascular.  “By joining forces with Codman & Shurtleff, we believe we could have an even greater impact on treating this condition that accounts for one out of 18 deaths in the U.S.”

According to the National Stroke Association, stroke is the third most common cause of death and the leading cause of serious, long-term adult disability in the U.S.   Each year, approximately 795,000 people in the U.S. experience a stroke.  The majority of victims (87%) have an ischemic stroke, which occurs when arteries are blocked by blood clots or other deposits or narrowed due to atherosclerosis; others experience a hemorrhagic stroke, which occurs when a brain aneurysm bursts.  The cost of stroke is estimated to be a staggering $73 billion annually in the U.S. alone.1

Upon closing, the transaction is expected to be breakeven to slightly dilutive to Johnson & Johnson’s 2010 earnings per share.  The transaction is expected to close in the second half of 2010.

About Codman & Shurtleff, Inc.
Codman & Shurtleff is a global neuroscience and neurovascular company that develops and markets a wide range of products and solutions for the diagnosis and treatment of neurological disorders including chronic pain management, adult and pediatric hydrocephalus, neuro critical care, aneurysm and stroke prevention and management.  Codman & Shurtleff is part of the DePuy Family of Companies within Johnson & Johnson.  The DePuy Family of Companies has a rich heritage of pioneering a broad range of products and solutions across the continuum of orthopaedic and neurological care.  These companies are unified under one vision – Never Stop Moving™ – to express their commitment to bring meaningful innovation, shared knowledge and quality care to patients throughout the world.  Visit www.depuy.com for more information.

About  Micrus Endovascular
Micrus Endovascular develops, manufactures and markets implantable and disposable medical devices for use in the treatment of cerebral vascular diseases. Micrus Endovascular products are used by interventional neuroradiologists, interventional neurologists and endovascularly trained neurosurgeons to treat both cerebral aneurysms responsible for hemorrhagic stroke and intracranial atherosclerosis, which may lead to ischemic stroke. Hemorrhagic and ischemic stroke are both significant causes of death and disability worldwide. The Micrus Endovascular product lines enable physicians to gain access to the brain in a minimally invasive manner through the vessels of the arterial system. Micrus Endovascular's proprietary, three-dimensional microcoils anatomically deploy within the aneurysm, forming a scaffold that conforms to a wide diversity of aneurysm shapes and sizes. Micrus Endovascular also sells stents, balloon catheters, access devices such as guide catheters, microcatheters, guidewires and accessory products used in conjunction with its microcoils. For more information, visit www.micruscorp.com.

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the risks to both companies that the acquisition of Micrus Endovascular will not be consummated, as the transaction is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions, such as interest rate and currency exchange rate fluctuations; any statements regarding the technological advances and patents attained by competitors; any statements on domestic and foreign health care reforms and governmental laws and regulations; and any statements on trends toward health care cost containment and any statements of assumptions underlying any of the foregoing. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Johnson & Johnson’s ability to successfully integrate the products and employees of Johnson & Johnson and Micrus Endovascular as well as the ability to ensure continued performance or market growth of Micrus Endovascular’s products. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of Johnson & Johnson and Micrus Endovascular described in the reports and other documents filed by each of them with the Securities and Exchange Commission (the “SEC”), could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Johnson & Johnson and Micrus Endovascular and are qualified in their entirety by this cautionary statement. Neither Johnson & Johnson nor Micrus Endovascular assumes any obligation to update any such forward-looking statements or other statements included in this press release.)

In connection with the proposed transaction, Micrus Endovascular Corporation intends to file a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). Before making any voting decision with respect to the proposed transaction, stockholders of Micrus Endovascular Corporation are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Micrus Endovascular Corporation with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, stockholders of Micrus Endovascular Corporation may obtain free copies of the documents filed with the SEC at www.micruscorp.com or by contacting Micrus Endovascular Corporation at:  408-433-1400 or 821 Fox Lane, San Jose, CA 95131.

Micrus Endovascular Corporation and Johnson & Johnson and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Micrus Endovascular Corporation’s stockholders in favor of the proposed transaction.  A list of the names of Johnson & Johnson’s executive officers and directors and a description of their respective interests in Johnson & Johnson are set forth in the proxy statement for Johnson & Johnson’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 17, 2010, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.  A list of the names of Micrus Endovascular Corporation executive officers and directors and a description of their respective interests in Micrus Endovascular Corporation are set forth in the proxy statement for Micrus Endovascular Corporation’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2009, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.  Certain executive officers and directors of Micrus Endovascular Corporation have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification.  These interests and any additional benefits in connection with the proposed transaction are described in the definitive proxy statement.

1 National Stroke Association